Exhibit 8.1

Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation
Dean Global Limited	British Virgin Islands
Jenyd Holdings Limited	Hong Kong
Xinjiang United Family Trading Co., Ltd.	PRC
George Chanson (NY) Corp.	New York
Chanson 23rd Street LLC	New York
Chanson 1293 3rd Ave LLC	New York
Chanson 2040 Broadway LLC	New York
Chanson Management LLC	Delaware

	Variable Interest Entities	Place of Incorporation
1	Tianshan District Minzhu Rd. George Chanson Bakery	PRC

2	Tianshan District Xinmin Rd. George Chanson Bakery	PRC

3	Tianshan District Jiefang North Rd. George Chanson Bakery	PRC

4	Tianshan District Xinhua North Rd. George Chanson Bakery	PRC

5	Xinshi District Changchun South Rd. George Chanson Bakery	PRC

6	Urumqi Economics and Technology Development District George Chanson Bakery on Kashi West Rd.	PRC

7	Shayibake District Yining Rd. George Chanson Bakery	PRC

8	Changji George Chanson Bakery	PRC

9	Shuimogou District South Nanhu Rd. George Chanson Bakery	PRC

10	Xinshi District Hebei East Rd. George Chanson Bakery	PRC

11	Urumqi Toutunhe District George Chanson Bakery on Zhongya South Rd.	PRC

12	Shayibake District Karamay West Rd. Chanson Bakery	PRC

13	Tianshan District Qingnian Rd. Chanson Bakery	PRC

14	Gaoxin (Xinshi) District Liyushan North Rd. Hemeijia Bakery	PRC

15	Tianshan District Jiefang North Rd. Chanson Coffee Bakery	PRC

16	Tianshan District Wenhua Rd. Chanson Coffee Bakery	PRC

17	Tianshan District Minzhu Rd. Heimeijie Coffee and Food	PRC

18	Tianshan District Cuiquan Rd. George Chanson Bakery	PRC

19	Tianshan District Cuiquan Rd. Coffee and Food	PRC

20	Gaoxin (Xinshi) District Changchun North Rd. Chanson Coffee and Food	PRC

21	Tianshan District Wenhua Rd. Chanson Coffee and Food	PRC

22	Urumqi Economics and Technology Development District (Toutunhe) Chanson Coffee and Food	PRC

23	Tianshan District Dongquan Rd. Hemeijia Chanson Bakery	PRC

24	Tianshan District Dongquan Rd. Hemeijia Bakery	PRC

25	Gaoxin (Xinshi) District Changchun South Rd. Hemeijia Bakery	PRC

26	Gaoxin (Xinshi) District Changsha Rd. Hemeijia Chanson Bakery	PRC

27	Gaoxin (Xinshi) District Yingbin Rd. Hemeijia George Chanson Bakery	PRC

28	Gaoxin (Xinshi) District Suzhou East Rd. Hemeijia Chanson Bakery	PRC

29	Tianshan District Dawan South Rd. Hemeijia George Chanson Bakery	PRC

30	Shuimogou District Fengxiang Street Hemeijia George Chanson Bakery	PRC

31	Shuimogou District Fengxiang Street Hemeijia Song Coffee and Food Shop	PRC

32	Gaoxin (Xinshi) District Siping Rd. Hemeijia George Chanson Bakery	PRC

33	Shayibake District Karamay West Street George Chanson Bakery	PRC

34	Shayibake District, Altay Rd. , Hemeijia George Chanson Bakery	PRC

35	Shayibake District, Yangtze River Rd., Hemeijia Chanson Bakery	PRC

36	Gaoxin (Xinshi) District Hebei East Rd. George Chanson Hemeijia Bakery	PRC

37	Tianshan District, Zhongqiao Second Alley, Meijia Song Coffee and Food Shop	PRC

38	Gaoxin (Xinshi) District Kashi East Rd. Chanson Hemeijia Bakery	PRC

39	Gaoxin (Xinshi) District Kashi East Rd. Hemeijia Song Coffee and Food Shop	PRC

40	Gaoxin (Xinshi) District Dongzhan Rd. Chansong Hemeijia Bakery	PRC

41	Urumqi Midong District Chanson Bakery	PRC

42	Gaoxin (Xinshi) District Changchun Middle Rd. George CHanson Bakery	PRC

43	Gaoxin (Xinshi) Distroct Beijing North Rd. Chanson Meijia Bakery	PRC

44	Tianshan District Jianquan No.3 Rd. George Chanson Bakery	PRC

45	Urumqi Economics and Technology Development District George Chanson Bakery on Xuanwuhu Rd.	PRC

46	Xinshi District Suzhou East Rd. Chanson Bakery	PRC

47	Shuimogou District Hongguangshan Rd. Chanson Bakery	PRC

48	Xinshi District Beijing Middle Rd. United Family Chanson Bakery	PRC

49	Gaoxin (Xinshi) District South No.3 Rd. Chanson Bakery	PRC

50	Urumqi Midong George Chanson Bakery	PRC

51	Shayibake District Youhao South Rd. Chanson Bakery	PRC

52	Xinshi District Changchun North Rd. Chanson Bakery	PRC

53	Shuimogou District Wenquan North Rd. Hemeijia Chanson Bakery	PRC

54	Xinjiang United Family Trading Co., Ltd. Chanson Bakery Urumqi Branch	PRC

55	Xinjiang United Family Trading Co., Ltd. Urumqi Meimei Chanson Bakery	PRC

56	Xinjiang United Family Trading Co., Ltd. Tianshan District Chanson Bakery	PRC

57	Xinjiang United Family Trading Co., Ltd. Coffee Bakery Branch	PRC

58	Xinjiang United Family Trading Co., Ltd. Ruitai Chanson Bakery	PRC

59	Xinjiang United Family Trading Co., Ltd. Xinshi District Chanson Bakery	PRC

60	Xinjiang United Family Trading Co., Ltd. Zhaokang Hemeijia Chanson	PRC

61	Xinjiang United Family Trading Co., Ltd. Hemeijia Chanson Bakery	PRC

62	Urumqi George Chanson Trading Co., Ltd. Tianshan District Coffee and Bakery	PRC

63	Xinjiang United Family Trading Co., Ltd. Urumqi Chanson Bakery	PRC

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